Exhibit 10.7
STANDARD OFFICE LEASE

1.	BASIC LEASE PROVISIONS

	1.1	DATE:	December 3, 2019

	1.2	LANDLORD:	KG-Brannan, LLC, a Delaware limited liability company

	1.3	TENANT:	Redaptive, Inc., a Delaware corporation

	1.4	BUILDING ADDRESS:	340 Brannan Street, San Francisco, California

	1.5	SUITE NUMBER(S):	400

	1.6	RENTABLE AREA OF PREMISES:	Approximately 8,293
		(in square feet)

	1.7	EXPIRATION DATE:	January 31, 2025

	1.8	USE:	General office

	1.9	TERM:	60 months

	1.10	COMMENCEMENT DATE:	February 1, 2020

	1.11	MONTHLY BASE RENT:	Period		Base Rent Due Each Month

			February 1, 2020 – January 31, 2021*		$62,197.50
			February 1, 2021 – January 31, 2022		$64,063.43
			February 1, 2022 – January 31, 2023		$65,985.33
			February 1, 2023 – January 31, 2024		$67,964.89
			February 1, 2024 – January 31, 2025		$70,003.83

			*Subject to Section 4.1.

	1.12	BASE RENT AND COST REIMBURSEMENTS PAID UPON EXECUTION:	Cost Reimbursements:	$4,146.50
			Base Rent:	$62,197.50

		APPLIED TO:	Cost Reimbursements:	First full calendar month of term of Lease

			Base Rent:	First full calendar month of term of Lease

1.13	LETTER OF CREDIT AMOUNT:	$420,023.01

1.14	TENANT'S SHARE:	21.14%

1.15	BASE YEAR:	2020

1.16	INITIAL COST REIMBURSEMENTS.	Monthly Utility Cost Reimbursement:	$2,487.90
		Monthly Janitorial Cost Reimbursement:	$1,658.60

1.17	BUSINESS HOURS:	8:00 a.m. through 6:00 p.m. Monday through Friday, excluding Holidays

1.18	NON-BUSINESS HOURS HVAC CHARGE:	$50.00 per hour per HVAC zone

1.19	REAL ESTATE BROKER:

	LANDLORD:	Colliers International

	TENANT:	CBRE

1.20	EXHIBITS ATTACHED TO LEASE:	Exhibit A – "Premises";
		Exhibit B – "Verification Letter";
		Exhibit C – "Rules and Regulations";
		Exhibit D – “Disability Access Obligations Notice”;
		Exhibit E – “Addendum to Lease”
		Exhibit E-1 – “Space Plan”
		Exhibit F – “Form of Letter of Credit”

1.21	ADDRESSES FOR NOTICES:

	LANDLORD:	KG-Brannan, LLC, c/o Kenson Ventures, LLC 401 Florence Street, Suite 200 Palo Alto, CA 94301 Attention: John Fong

		and

		KG-Brannan, LLC c/o Kenson Ventures, LLC P.O. Box 390 Palo Alto, CA 94302 Attention: John Fong

WITH A COPY TO:	Hopkins & Carley, ALC 200 Page Mill Road, Suite 200 Palo Alto, CA 94306 Attention: Kevin Hill

TENANT:	The Premises

With a courtesy copy to:	Drossman Law, PC 2261 Market Street #454 San Francisco, CA 94114 Attn: Laura Drossman, Esq.
1.22    INTERPRETATION. The Basic Lease Provisions shall be interpreted in conjunction with all of the other terms and conditions of this Lease. Other terms and conditions of this Lease modify and expand on the Basic Lease Provisions. If there is a conflict between the Basic Lease Provisions and the other terms and conditions of this Lease, the other terms and conditions shall control.
2.    PREMISES.
2.1    LEASE OF PREMISES AND DEFINITION OF PROJECT. The " Premises" shall mean the area shown on Exhibit "A" to this Lease. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the conditions set forth herein the Premises, together with certain rights to the Common Areas (as defined below) as hereinafter specified. The Premises shall not include an easement for light, air or view. The building of which the Premises is a part (the "Building"), the Common Areas, the land upon which the same are located, along with all other buildings and improvements designated by Landlord are herein collectively referred to as the "Project."
2.2    CALCULATION OF SIZE OF BUILDING AND PREMISES. The number of rentable square feet included within the Building(s) has been calculated in accordance with the methods of measuring rentable square feet, as that method is described in the American National Institute Publication ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (the "BOMA Standard") and is not subject to remeasurement. The number of rentable square feet in the Premises has been calculated by measuring the number of usable square feet within the Premises calculated in accordance with the BOMA Standard and increasing the number of usable square feet by the load factor percentage and is not subject to remeasurement.
2.3    COMMON AREAS DEFINED.. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, suppliers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, loading and unloading areas, roadways and sidewalks. Tenant shall not store any property in the Common Areas or use the Common Areas for any purpose not approved by Landlord, in Landlord’s sole discretion. Landlord may also designate other land and improvements outside the boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project.
3.    TERM.
3.1    TERM AND COMMENCEMENT DATE. The term and Commencement Date of this Lease are as specified in Sections 1.9 and 1.10. Landlord may complete the letter attached hereto as Exhibit B and Tenant shall, within ten (10) business days after Landlord's request, execute the letter and deliver it to Landlord. Tenant’s failure to execute such document within ten (10) business days of receipt thereof from Landlord shall be deemed Tenant’s agreement to the contents of such document. Landlord and Tenant acknowledge that Tenant is currently in possession of the Premises pursuant to that certain Sublease dated May 11, 2017 between Lucidworks, Inc. as sublessor (“Existing Sublandlord”), and Tenant, as sublessee.
3.2    DELAY IN POSSESSION. Notwithstanding the Commencement Date specified in Section 1.10, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date or any other date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. A “Force Majeure Event” shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause beyond the reasonable control of Landlord.
4.    RENT.
4.1    BASE RENT. Tenant shall pay to Landlord the Base Rent for the Premises set forth in Section 1.11, without offset, demand or deduction on or before the first day of each calendar month. At the time Tenant executes this Lease it shall pay to Landlord the advance Base Rent described in Section 1.12. Base Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved and shall be payable together with Tenant’s first payment of Base Rent following the Commencement Date (i.e., the first day of the second (2nd) full calendar month under the Lease). Base Rent and all other amounts payable to Landlord hereunder shall be payable to Landlord in lawful money of the United States, and Tenant shall be responsible for delivering said amounts to Landlord at the address stated herein or to such other persons or to such other places as Landlord may designate in writing. Provided that Tenant is not then in default beyond any applicable grace or cure period, (i) Base Rent in the amount of $235.88 per day shall be abated until Substantial Completion of the Improvements (as such terms are defined below) and (ii) Base Rent in the amount of $62,197.50 shall be abated for the month immediately following the month in which Substantial Completion of the Improvements occurs.
4.2    OPERATING EXPENSE INCREASES. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant's Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year. If less than 100% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 100% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), Operating Expenses for such calendar year shall be an amount equal to the Operating Expenses which would normally be expected to be incurred had 100% of the Project's rentable square feet been occupied and had Landlord been supplying services to 100% of the Project's rentable square feet throughout such calendar year. Tenant's Share of Operating Expense increases shall be determined in accordance with the following provisions:
(a)    "Tenant's Share" is defined as the percentage set forth in Section 1.14, which percentage has been determined by dividing the number of rentable square feet in the Premises by the number of rentable square feet in the Project and multiplying the resulting quotient by one hundred (100). In the event that the number of rentable square feet in the Project or the Premises changes, Tenant's Share shall be adjusted in the year the change occurs, and Tenant's Share for such year shall be determined on the basis of the days during such year that each Tenant's Share was in effect.
(b)    "Comparison Year" is defined as each calendar year during the term of this Lease after the Base Year. Tenant's Share of the Operating Expense increases for the last Comparison Year of the Lease term shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.
(c)    Subject to the limitations set forth in (d) below, "Operating Expenses" shall include all costs, expenses and fees incurred by Landlord in connection with or attributable to the Project, including but not limited to, the following items: (i) all costs, expenses and fees associated with or attributable to the ownership, management, operation, repair, maintenance, improvement, alteration and replacement of the Project, or any part thereof, including but not limited to, the following: (A) all surfaces, coverings, decorative items, carpets, drapes, window coverings, loading and unloading areas, trash areas, roadways, sidewalks, stairways, walls, structural elements, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences and gates; (B) all heating, ventilating and air conditioning equipment ("HVAC"), plumbing, mechanical, and electrical systems, life safety systems and equipment, telecommunication equipment, elevators, escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair; (ii) the cost of trash disposal, janitorial services for Common Areas and security services and systems; (iii) the cost of all insurance purchased by Landlord and enumerated in Section 8 of this Lease, including any commercially reasonable deductibles (provided that Tenant’s Share of an earthquake deductible shall not exceed $100,000 per claim); (iv) the cost of water, sewer, gas, electricity (for Common Areas only), and other utilities available at the Project and paid by Landlord; (v) the cost of labor, salaries for personnel at or below the level of Building manager and applicable fringe benefits incurred by Landlord; (vi) the cost of materials, supplies and tools used in managing, maintaining and/or cleaning the Project; (vii) the cost of accounting fees, management fees, legal fees and consulting fees attributable to the ownership, operation, management, maintenance and repair of the Project plus the cost of any space occupied by the property manager and leasing agent (if Landlord is the property manager, Landlord shall be entitled to receive a fair market management fee); (viii) the cost of operating, replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby (including, but not limited to, the cost of complying with the Americans With Disabilities Act and regulations of the Occupational Safety and Health Administration); (ix) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owners; (x) any business property taxes or personal property taxes imposed upon the fixtures, machinery, equipment, furniture and personal property used in connection with the operation of the Project; (xi) the cost of all business licenses, any gross receipt taxes based on rental income or other payments received by Landlord, commercial rental taxes or any similar taxes or fees; (xii) transportation taxes, fees or assessments, including but not limited to, mass transportation fees, trip fees, regional and transportation district fees, (xiii) all costs and expenses associated with or related to the implementation by Landlord of any transportation demand management program or similar program; (xiv) fees assessed by any air quality management district or other governmental or quasi-governmental entity regulating pollution; (xv) the cost of installing intrabuilding network cabling ("INC") and maintaining, repairing, securing and replacing existing INC; and (xvi) the cost of any other service provided by Landlord or any cost that is elsewhere stated in this Lease to be an "Operating Expense." Real Property Taxes shall be paid in accordance with Section 10 below and shall not be included in Operating Expenses.
(d)    Notwithstanding anything to the contrary contained in the Lease, Operating Expenses shall be defined so as to exclude the following: (i) all costs associated with defending any lawsuits with any mortgagee or tenant and costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building; (ii) all costs (including permit, license and inspection fees) incurred in order to construct tenant improvements in space to be occupied exclusively by tenants or in renovating or redecorating vacant space which is intended for the exclusive occupancy by tenants in the future, including the cost of alterations or improvements to the Premises; (iii) costs of leasing other rentable areas in the Building, including advertising, leasing commissions, public relations expenses, legal and accounting expenses related to lease negotiations and enforcement of leases, and costs of fix-up of tenant space; (iv) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt instrument encumbering the Building; (v) costs of services, supplies or other materials provided by Landlord or its affiliates to the extent that the cost of such services, supplies or materials exceeds the fair market value of such services, supplies or materials; (vi) Landlord's income taxes, inheritance taxes and estate taxes; (vii) the cost of repairs or other work undertaken by reason of fire, windstorm or other casualty to the extent that Landlord actually receives reimbursement for such costs from insurance proceeds (except that insurance deductibles, up to the applicable cap for earthquake insurance deductibles, if any, shall be included in Operating Expenses); (viii) costs of repair or replacement for any item covered by a warranty if the cost of repair is actually reimbursed to Landlord by the entity providing the warranty; (ix) costs for which Landlord actually receives reimbursement by its insurance carrier or by any tenant's insurance carrier; (x) fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord and/or Landlord’s violation of Legal Requirements; (xi) rental payments and any related costs pursuant to any ground lease of land underlying all or any portion of the Building; (xii) costs, fees, dues, contributions or similar expenses for political or charitable organizations (Operating Expenses may include the cost of fees and dues of industry associations); (xiii) costs of items considered capital replacements or improvements (“Capital Items”), except for (1) the annual amortized cost incurred by Landlord after the Commencement Date for any capital improvements installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi governmental authority which are enacted or first enforced after the Commencement Date; (2) the annual amortized cost of any equipment, device or capital improvement purchased or incurred as a labor saving measure or to affect other economics in the operation or maintenance of the Building and/or Project; and (3) the annual amortized cost incurred by Landlord to repair or replace existing capital items; (xiv) property management fees, administration fees and any other markup on Operating Expenses exceeding four percent (4%) of the gross rents of the Building; and (xv) duplication of any Operating Expenses or other Additional Rent expenses costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Building); (xviii) costs incurred to comply with laws relating to hazardous material, which was in existence in the Building prior to the date Tenant first occupied the Premises, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto, (xix) reserves for equipment or capital replacement, (xx) bad debt loss, rent loss, or reserves for bad debt or rent loss; and (xxi) duplication of any Operating Expenses or other Additional Rent expenses. Operating Expenses and Real Property Taxes for the Base Year shall not include any market-wide cost increases due to extraordinary circumstances or changes in Legal Requirements, including, but not limited to, Force Majeure Events, boycotts, strikes, conservation surcharges, embargoes, shortages or amortized costs.

(e)    If pursuant to (d) above Landlord is required to amortize a capital improvement, the cost shall be amortized over the useful life of the capital improvement, as reasonably determined by Landlord, together with an interest factor on the unamortized cost of such item equal to Landlord’s then current cost of funds.
(f)    Tenant's Share of Operating Expense increases shall be payable by Tenant within ten (10) business days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, Landlord may, from time to time, estimate what Tenant's Share of Operating Expense increases will be, and the same shall be payable by Tenant monthly during each Comparison Year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's Share of Operating Expense increases, Landlord shall deliver to Tenant within one hundred twenty (120) days after the expiration of each Comparison Year a reasonably detailed statement (the "Statement") showing Tenant's Share of the actual Operating Expense increases incurred during such year; in addition, Landlord shall provide a Statement to Tenant setting forth Landlord’s actual Operating Expenses incurred during the Base Year. Landlord's failure to deliver the Statement to Tenant within said period shall not constitute Landlord's waiver of its right to collect said amounts or otherwise prejudice Landlord's rights hereunder. If Tenant's payments under this Section 4.2(f) during said Comparison Year exceed Tenant's Share as indicated on the Statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant's Share of Operating Expense increases next falling due (or Landlord shall pay such amounts to Tenant to the extent such credit exceeds Tenant’s remaining obligations therefor). If Tenant's payments under this Section 4.2(f) during said Comparison Year were less than Tenant's Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Tenant is responsible for Operating Expense increases, notwithstanding that the Lease term may have terminated before the end of such Comparison Year; and this provision shall survive the expiration or earlier termination of the Lease.
(g)    The computation of Tenant's Share of Operating Expense increases is intended to provide a formula for the sharing of costs by Landlord and Tenant and will not necessarily result in the reimbursement to Landlord of the exact costs it has incurred. Landlord shall not be entitled to collect and retain Operating Expenses from all of its tenants in an amount which is in excess of 100% of the Operating Expenses actually paid or incurred by Landlord.
(h)    If Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant's sole expense, not later than one hundred twenty (120) days following receipt of such Statement, to cause Landlord's books and records with respect to the calendar year which is the subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant; provided, however, if such final determination by the accountant proves that Operating Expenses were overstated by more than seven percent (7%), then the reasonable cost of the accountant shall be paid for by Landlord not to exceed $2,000 The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord's regular business hours. Tenant's Share of Operating Expenses shall be appropriately adjusted based upon the results of such audit, and the results of such audit shall be final and binding upon Landlord and Tenant. Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time an Event of Default by Tenant exists and is continuing under the Lease. The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant's right to undertake an audit with respect to any calendar year shall expire one hundred twenty (120) days after Tenant's receipt of the Statement for such calendar year, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such one hundred twenty (120) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expenses for the calendar year which is the subject of the Statement. If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within 120 days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord. If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. Tenant agrees that the results of any Operating Expense audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

5.    LETTER OF CREDIT.
5.1    Concurrently with Tenant's execution of the Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under the Lease and to compensate Landlord for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease, an irrevocable and unconditional negotiable standby letter of credit (the "Letter of Credit"), containing the terms required herein, payable in San Francisco, California, running in favor of Landlord issued by a solvent, nationally recognized commercial bank (the “Bank”) that is acceptable to Landlord in its sole discretion and (1) is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (2) has a long term rating of B or higher as rated by Moody’s Investors Service and/or A or higher as rated by Standard & Poor’s, and Fitch Ratings Ltd (Fitch), under the supervision of the Superintendent of Banks of the State of California, or a national banking association (the “Letter of Credit Issuer Requirements”), in the amount set forth in Section 1.13 (the "Letter of Credit Amount"). The Letter of Credit shall be in the form attached hereto as Exhibit F.
5.2    The Letter of Credit shall be (i) at sight, irrevocable and unconditional, (ii) maintained in effect, whether through replacement, renewal or extension, for the period from the date first written above and continuing until the date (the "Letter of Credit Expiration Date") which is 60 days after the expiration or termination of the Lease, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least 60 days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) subject to the International Standby Practices 1998, International Chamber of Commerce Publication #590, (iv) fully assignable by Landlord, and (v) permit partial and multiple draws. In addition to the foregoing, the form and terms of the Letter of Credit shall provide, among other things, in effect that: (A) Landlord, or its agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit (1) upon the presentation to the Bank of Landlord's (or Landlord's agent's) written statement that such amount is due to Landlord under the terms and conditions of the Lease, or (2) in the event Tenant, as applicant, shall have failed to provide to Landlord a new or renewal Letter of Credit satisfying the terms of this Section 5 at least sixty (60) days prior to the expiration of the Letter of Credit then held by Landlord, (3) Tenant has filed a voluntary petition under the Federal Bankruptcy Code or (4) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, it being understood that if Landlord or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company), an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity) and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement.
5.3    The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.
5.4    If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 5, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in the Lease, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, a renewal thereof or substitute letter of credit, as applicable, shall be delivered to Landlord not later than sixty (60) days prior to the expiration of the Letter of Credit, which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration

Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Section 5, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Section 5, and the proceeds of the Letter of Credit may be applied by Landlord for Tenant’s failure to fully and faithfully perform all of Tenant’s obligations under this Lease and against any rent or other amounts payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets.
5.5    Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit in the event Tenant fails to fully and faithfully perform all of Tenant’s obligations under this Lease and to compensate Landlord for all losses and damages Landlord may suffer as a result of the occurrence of any default on the part of Tenant under the Lease and Landlord may, at any time, but without obligation to do so, and without notice, draw upon the Letter of Credit, in part or in whole, for such purposes. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw from the Letter of Credit. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.
5.6    Notwithstanding anything to the contrary herein, if at any time the Letter of Credit Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its sole discretion, then Tenant shall within ten (10) business days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Lease, including without limitation, the Letter of Credit Issuer Requirements. Notwithstanding anything in this Lease to the contrary, Tenant’s failure to replace the Letter of Credit and satisfy the Letter of Credit Issuer Requirements within such 10 business-day period Landlord shall constitute a material default for which there shall be no notice or grace or cure periods being applicable thereto. In addition and without limiting the generality of the foregoing, if the issuer of any letter of credit held by Landlord is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Section, and Tenant shall within 10 business days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Section and that meets the Letter of Credit Issuer Requirements (and Tenant’s failure to do so shall, notwithstanding anything in the Lease to the contrary, constitute a material default for while there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid 10-day period).
5.7    Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant agrees that the provisions of California Civil Code Sections 1950.7 and 1951.7 do not apply to the Letter of Credit or any proceeds from the Letter of Credit.
5.8    Provided that all Reductions Conditions (defined below) are satisfied on the date of reduction, then the Letter of Credit Amount shall be reduced by $70,003.83 on the first, second, third and fourth anniversaries of the Commencement Date; provided however, that in no event shall the Letter of Credit Amount be reduced below $140,007.67. Any such reduction shall be effected by an amendment to the existing Letter of Credit or a replacement Letter of Credit in the new Letter of Credit Amount that complies with the terms of this Lease, and provided the Reduction Conditions are satisfied, Landlord shall promptly execute any documentation reasonably required by the

Bank to effectuate such reduction or replacement. As used herein “Reduction Conditions” means all of the following conditions: (a) Tenant is not in default under any of the terms of this Lease beyond any and all notice and cure periods, (b) Tenant has not been in default beyond any applicable notice and cure period under any of the terms of this Lease prior to the date of reduction, and (c) Tenant has neither made a general assignment for the benefit of creditors, nor taken any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, nor has there been filed by or against Tenant any proceeding under an insolvency or bankruptcy law, nor the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant, nor any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease. Any reduction of the face amount of the Letter of Credit shall only occur (i) upon the written request delivered by Tenant to Landlord, and (ii) upon Landlord’s confirmation that no Event of Default by Tenant has occurred under the Lease. Upon a request by Tenant for a reduction of the face amount of the Letter of Credit, Landlord shall have twenty (20) business days to review Landlord’s records with respect to Tenant’s performance under the Lease and Tenant also agrees to reasonably cooperate with requests by Landlord for information regarding Tenant’s performance under the Lease. Notwithstanding anything to the contrary herein, if Tenant has committed any Event of Default under the Lease (i.e., beyond the expiration of any applicable notice and cure periods), then Tenant’s right to reduce the face amount of the Letter of Credit shall terminate and shall be of no further force or effect. Any fees, costs or expenses incurred by Landlord in connection with documentation of any such reduction in the Letter of Credit Amount shall be borne solely by Tenant.
6.    USE.
6.1    USE. The Premises shall be used and occupied only for the purpose set forth in Section 1.8 and for no other purpose. If Section 1.8 gives Tenant the right to use the Premises for general office use, by way of example and not limitation, general office use shall not include medical office use or any similar use, laboratory use, classroom use (excepting periodic use of the boardroom in the Premises for training sessions for Tenant’s employees and business partners), an executive suite or similar use, any use not characterized by applicable zoning and land use restrictions as general office use, any use which would require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state or local authority, or any other use not compatible, in Landlord's sole judgment, with buildings of similar age, location, configuration and quality as the Building in the “South of Market” commercial office market of San Francisco, CA (“Comparable Buildings”). Notwithstanding any permitted use inserted in Section 1.8, Tenant shall not use the Premises for any purpose which would violate the Project's certificate of occupancy, any conditional use permit or variance applicable to the Project or violate any covenants, conditions or other restrictions applicable to the Project. No exclusive use has been granted to Tenant hereunder. In no event shall Tenant use the Premises for the sale, distribution, use or growing of marijuana or any use associated with the sale distribution, use or growing of marijuana.
6.2    COMPLIANCE WITH LAW.
(a)    Intentionally Deleted
(b)    Tenant shall, at Tenant's sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the reasonable recommendations of Landlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, to the extent relating in any manner to Tenant’s particular use and occupancy of the Premises (“Legal Requirements”). Tenant shall, at Tenant's sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health. Notwithstanding the foregoing, in no event shall Tenant be required to make changes required by Legal Requirements to the Building's electrical, HVAC, plumbing, life safety or similar systems, or to the structural components of the Premises ("Landlord Changes"), unless such changes are required due to Tenant’s negligence or misuse of the Premises, Tenant's Alterations of the Premises, or Tenant’s particular use of the Premises. If the changes are required due to Tenant’s negligence or misuse of the Premises, Tenant's Alterations of the Premises or Tenant’s particular use of the Premises, Landlord shall make such changes and Tenant shall reimburse Landlord for the reasonable cost thereof. With respect to other Landlord Changes, Landlord shall cause same to be completed, and subject to the other limitations contained in this Lease, the cost thereof may be included in Operating Expenses, subject to the limitations set forth in Section 4.2 above. Tenant shall conduct its business and use the Premises in a lawful manner and shall not use or permit the use of the Premises or the

Common Areas in any manner that will tend to create dangerous situations, waste or a nuisance or shall tend to disturb other occupants of the Project. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.
(c)    Pursuant to Section 38.5 of the San Francisco Administrative Code, Landlord and Tenant hereby agree to use reasonable efforts to notify each other if either makes alterations to the Premises that might impact accessibility under Federal and State disability laws. Prior to or concurrently with the execution of this Lease by Tenant, Tenant shall execute and deliver to Landlord the Disability Access Obligations Notice attached to this Lease as Exhibit D. Tenant acknowledges that prior to or concurrently with the execution of this Lease by Tenant, Landlord or Landlord's agent has provided to Tenant a copy of Small Business Commission Access Information Notice as required by Section 38.5. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Lease, the Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”  The parties hereto hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder (the “Inspection”), such Inspection shall be (a) performed at Tenant’s sole cost and expense, (b) limited to the Premises and (c) performed by a CASp who has been approved or designated by Landlord prior to the Inspection. Any Inspection must be performed in a manner which minimizes the disruption of business activities in the Building, and at a time reasonably approved by Landlord. Landlord reserves the right to be present during the Inspection. Tenant shall: (i) promptly provide to Landlord a copy of the report or certification prepared by the CASp inspector upon request (the “CASp Report”), and (ii) keep the information contained in the CASp Report confidential, except to the extent required by applicable law, or to the extent disclosure is needed in order to complete any necessary modifications or improvements required to comply with all applicable accessibility standards under state or federal law, as well as any other repairs, upgrades, improvements, modifications or alterations required by the CASp Report or that may be otherwise required to comply with applicable laws or accessibility requirements (the “Access Improvements”). Tenant shall be solely responsible for the cost of Access Improvements to the Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such Inspection as required by law, which Access Improvements may, at Landlord’s option, be performed in whole or in part by Landlord at Tenant’s expense, payable as additional rent within ten (10) days following Landlord’s demand.
6.3    CONDITION OF PREMISES. Except as otherwise provided in this Lease but subject to Landlord’s obligations in Exhibit F with respect to the Improvements, Tenant hereby accepts the Premises and the Project in their condition existing as of the date this Lease is executed by Landlord and Tenant, subject to all applicable federal, state and local laws, ordinances, regulations and permits governing the use of the Premises, the Project's certificate of occupancy, any applicable conditional use permits or variances, and any easements, covenants or restrictions affecting the use of the Premises or the Project. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use and that its use is permitted by applicable laws and regulations, and that neither Landlord nor Landlord's agents have made any representation or warranty as to the present or future suitability of the Premises, or the Project for the conduct of Tenant's business.
7.    MAINTENANCE, REPAIRS AND ALTERATIONS.
7.1    LANDLORD'S OBLIGATIONS. Landlord shall keep the Project (excluding the interior of the Premises and space leased to other occupants of the Project) in good condition and repair in a manner substantially consistent with the standards applied by owners of Comparable Buildings. If plumbing pipes, electrical wiring, HVAC ducts or vents within the Premises are in need of repair, Tenant shall as soon as reasonably practicable notify Landlord, and Landlord shall cause the repairs to be completed within a reasonable time, and Tenant shall, within 10 days after written demand, pay the entire cost of the repairs to Landlord if such repairs are necessitated by Tenant’s negligence or misuse. There shall be no abatement of rent or liability to Tenant on account of any injury to or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof; provided, however, that Landlord shall make commercially reasonable efforts to minimize any material interference with Tenant’s use and occupancy of the Premises resulting from such work within the Premises. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Project in good order, condition and repair.
7.2    TENANT'S OBLIGATIONS.
(a)    Subject to the requirements of Section 7.3, Tenant shall be responsible for keeping the Premises in good condition and repair, at Tenant's sole expense, damage thereto by fire, earthquake, act of God or the elements excepted unless caused by Tenant's negligence or willful act. By way of example, and not limitation, Tenant shall be responsible, at Tenant's sole expense, for repairing and/or replacing, carpet, marble, tile or other flooring, paint, wall coverings and interior doors and door hardware, telephone and computer equipment, interior glass, window treatments, ceiling tiles, shelving, cabinets, millwork and other tenant improvements. In addition, Tenant shall be responsible for the installation, maintenance and repair of all telephone, computer and related cabling from the telephone terminal room on the floor on which the Premises is located to and throughout the Premises, and Tenant shall be responsible for any loss, cost, damage, liability and expense (including attorneys' fees) arising out of or related to the installation, maintenance, repair and replacement of such cabling. If Tenant fails to keep the Premises in good condition and repair, then after notice and opportunity to cure as set forth in Section 13.1 below, Landlord may, but shall not be obligated to, make any necessary repairs. If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) business days thereafter.
(b)    On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, clean and free of debris and Tenant's personal property. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Tenant shall leave the electrical distribution systems, plumbing systems, lighting fixtures, HVAC ducts and vents, window treatments, wall coverings, carpets and other floor coverings, doors and door hardware, millwork, ceilings and other tenant improvements at the Premises in good condition, ordinary wear and tear excepted. Prior to term expiration or upon any sooner termination, Landlord shall have the right to require Tenant to (i) remove any telecommunications or other cabling installed by Tenant in the Premises as part of the original tenant improvements (whether constructed by Landlord or Tenant) or at later times during the term of the Lease (collectively, “Cabling”) or (ii) leave all or part of the Cabling. If Landlord requires Tenant to remove all or part of the Cabling, each individual cable left by Tenant shall be tagged by Tenant both at the end of the cable in the Premises and at the end of the cable in the riser closet so that Landlord can easily determine where each individual cable begins and ends. Each tag shall specify Tenant’s name, the type of cable, where the cable terminates in the Premises or the riser closet, as applicable, and what the cable was being used for by Tenant. If Landlord requires Tenant to remove some or all of the Cabling no less than two (2) business days prior to the last day of the term, and Tenant fails to do so prior to the last day of the term or any sooner termination, Landlord may, but shall not be obligated to, remove such Cabling and, in this event, Tenant shall reimburse Landlord for all reasonable, out of pocket costs Landlord incurs in removing such cable within ten (10) business days after written demand.
7.3    ALTERATIONS AND ADDITIONS.
(a)    Except as provided below, Tenant shall not, without Landlord's prior written consent, which may be given or withheld in Landlord's reasonable discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as "Alterations"; provided, that Alterations do not include the “Improvements” to be installed by Landlord pursuant to Exhibit E) in, on or about the Premises or the Project; provided, however, that Landlord may, in its sole discretion, withhold its consent to any Alterations involving any of (ii) through (v) below. Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, carpeting or other floor covering, painting, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing. Without Landlord’s prior written consent, but upon at least fifteen (15) days’ prior written notice, Tenant may make cosmetic, nonstructural alterations ("Cosmetic Alterations") to the inside of the Premises (e.g., paint and carpet), that do not (i) involve the expenditure of more than $35,000 in the aggregate in any calendar year, (ii) affect the exterior appearance of the Building, (iii) affect the Building’s electrical, plumbing, HVAC, life, fire, safety or security systems, (iv) affect the structural elements of the Building or (v) adversely affect any other tenant of the Project. At the expiration of the term, Landlord may require the removal of any Alterations (including Cosmetic Alterations) installed by Tenant and the restoration of the Premises and the Project to their prior condition, at Tenant's expense; provided, that with respect to Alterations requiring Landlord’s consent, Landlord shall indicate at the time of its consent whether any or all of such Alterations are subject to removal upon the expiration of the Term. If a work letter agreement is entered into by Landlord and Tenant, Tenant shall not be obligated to remove the tenant improvements constructed in accordance with the work letter agreement, nor shall Tenant be required to remove any of the Improvements. If, as a result of any Alteration (other than the Improvements) made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord's consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any such Alteration by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been expressly approved by Landlord, and for any Alterations project costing over $1000,000, Landlord may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of such Alterations, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. In addition, Tenant shall pay to Landlord a fee equal to three percent (3%) of the cost of the Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans for the Alterations and in monitoring the construction of any Alterations requiring Landlord’s consent, exclusive of Cosmetic Alterations (the “Landlord Fee”). If Landlord incurs architectural, engineering or other consultants’ fees in evaluating such Alterations, Tenant shall reimburse Landlord for these fees in addition to the Landlord Fee. If Tenant proposes Alterations to Landlord but subsequently elects not to construct the Alterations, and Landlord has incurred costs in reviewing Tenant’s proposed Alterations (e.g., architect’s, engineer’s or property management fees), Tenant shall reimburse Landlord for the reasonable costs incurred by Landlord within ten (10) business days after written demand. Should Tenant make any Alterations (including Cosmetic Alterations) without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove all or part of the Alterations (including Cosmetic Alterations) and return the Premises to the condition it was in prior to the making of the Alterations (including Cosmetic Alterations). In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, "builders all risk" insurance in an amount approved by Landlord and workers compensation insurance.
(b)    Any Alterations, excepting Cosmetic Alterations, in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit, if required. If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, if required, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.
(c)    Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Project, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall record a release bond to remove such contested lien from title to the Project within twenty (20) days after recordation thereof. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs incurred as a result of any such lien.
(d)    Tenant shall give Landlord not less than ten (10) days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project.
(e)    All Alterations (whether or not such Alterations constitute trade fixtures of Tenant) which may be made to the Premises by Tenant shall be paid for by Tenant, at Tenant's sole expense, and shall be made and done in a good and workmanlike manner and with new materials satisfactory to Landlord, and such Alteration shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to Section 7.3(a). Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Project, shall remain the property of Tenant and may be removed by Tenant at any time subject to the requirements of Section 7.2(b) above, it being agreed that Landlord shall have no lien or other security interest in Tenant’s personal property.

7.4    FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property as required by Section 7.2(b), then in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.
8.    INSURANCE.
8.1    INSURANCE-TENANT.
(a)    Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord's reasonable discretion, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing coverage in an amount not less than $2,000,000 per occurrence and not less than $3,000,000 in the aggregate with an "Additional Insured-Managers and Landlords of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease.
(b)    Tenant shall obtain and keep in force during the term of this Lease “Causes of Loss – Special Form” extended coverage property insurance (previously known as “all risk” property insurance) with coverages acceptable to Landlord, in Landlord's reasonable discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant's personal property, all Alterations installed at the Premises by or on behalf of Tenant, Tenant's trade fixtures and other property. By way of example, and not limitation, such policies shall provide protection against any peril included within the classification "fire and extended coverage," against vandalism and malicious mischief, theft and sprinkler leakage. Tenant’s policy shall include endorsements to insure Tenant against losses to valuable papers, records and computer equipment and to compensate Tenant for the cost of recovering lost data. To the extent that Tenant’s policy covers tenant improvements to the Premises, Landlord shall be a loss payee on such policy.
(c)    Tenant shall, at all times during the term hereof, maintain the following insurance with coverages reasonably acceptable to Landlord: (i) workers' compensation insurance as required by applicable law, (ii) employers liability insurance with limits of at least $1,000,000 per occurrence, (iii) automobile liability insurance for owned, non-owned and hired vehicles with limits of at least $1,000,000 per occurrence and (iv) business interruption and extra expense insurance. In addition to the insurance required in (i), (ii), (iii) and (iv) above, Landlord shall have the right to require Tenant to increase the limits of its insurance and/or obtain such additional insurance as is customarily required by owners of Comparable Buildings.
8.2    INSURANCE-LANDLORD.
(a)    Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord reasonably deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.
(b)    Landlord shall also obtain and keep in force during the term of this Lease a policy or policies of “Causes of Loss – Special Form” extended coverage property insurance (previously known as “all risk” property insurance) covering loss or damage to the Project in the amount of the replacement cost thereof (excluding foundations), as determined by Landlord from time to time. The terms and conditions of said policies, their deductibles and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord's sole discretion. In addition, at Landlord's option, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord's option, also cover all Operating Expenses. At Landlord's option, Landlord may obtain coverage for flood and earthquake damages; provided, however, that if Landlord obtains flood and earthquake insurance following the Base Year, the Base Year shall be deemed to include the cost of such premiums for the purposes of calculating Tenant’s increases in Operating Expenses under Article 4 above. In addition, Landlord shall have the right to obtain such additional insurance as is customarily carried by owners of Comparable Buildings. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such commercially reasonable deductibles as Landlord may determine. In addition to amounts payable by Tenant in accordance with Section 4.2, Tenant shall pay any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.
8.3    INSURANCE POLICIES. Tenant shall deliver to Landlord certificates for the insurance policies required under Section 8.1 concurrently with the execution of this Lease using an ACORD 28 form or a similar form approved by Landlord. Tenant's insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days (10 days for nonpayment) prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a "General Policyholder's Rating" of at least A and a financial rating of at least "Class X" (or such other rating as may be required by any lender having a lien on the Project) as set forth in the most recent edition of "Best Insurance Reports." All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, Landlord’s property manager and lender(s) and their respective officers, shareholders, directors, partners, members, managers, employees, successors and assigns, shall be included as additional insureds under Tenant’s commercial general liability policy and under the Tenant’s excess or umbrella policy, if any, using ISO additional insured endorsement CG 20 11 or a substitute providing equivalent coverage. Tenant’s insurance policies shall not include deductibles in excess of $10,000.
8.4    WAIVER OF SUBROGATION. Landlord waives any and all rights of recovery against Tenant and Tenant’s employees and agents for or arising out of damage to, or destruction of, the Project to the extent that Landlord's insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Landlord maintained the insurance required to be carried under this Lease) and permit such waiver. Tenant waives any and all rights of recovery against Landlord and Landlord's employees and agents for or arising out of damage to, or destruction of, the Project to the extent that Tenant's insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Tenant maintained the insurance required to be carried under this Lease) and permit such waiver. Tenant shall cause the insurance policies it obtains in accordance with Section 8.1 relating to property damage to provide that the insurance company waives all right of recovery by subrogation against Landlord in connection with any liability or damage covered by Tenant's insurance policies.
8.5    COVERAGE. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant's property or Tenant's obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant's obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.
9.    DAMAGE OR DESTRUCTION.
9.1    EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Project is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Substances (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as "Damages"), but the Damages are not material (as defined in Section 9.2 below), Landlord shall repair the Damages to the Project as soon as is reasonably possible, and this Lease shall remain in full force and effect. If all or part of the Project is destroyed or materially damaged (as defined in Section 9.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease. Landlord shall within one hundred twenty (120) days after the discovery of such material damage or destruction notify Tenant in writing of Landlord's intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord's election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project after material damage or destruction, but in good faith determines that the Premises cannot be substantially repaired within three hundred sixty (360) days after the date of the discovery of the material damage or destruction, without payment of overtime or other premiums, and the damage to the Project will render the entire Premises unusable during said three hundred sixty (360) day period, Landlord shall notify Tenant thereof in writing at the time of Landlord's election to rebuild or repair, and Tenant shall thereafter have a period of fifteen (15) days within which Tenant may elect to terminate this Lease, upon thirty (30) days' advance written notice to Landlord. Tenant's termination right described in the preceding sentence shall not apply if the damage was caused by the negligent or intentional acts of Tenant or its employees, agents, contractors or invitees. Failure of Tenant to exercise said election within said fifteen (15) day period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure Events and/or Tenant Delays. If Landlord is unable to repair the damage to the Premises or the Project during such three hundred sixty (360) day period due to Force Majeure Events, the three hundred sixty (360) day period shall be extended by the period of delay caused by the Force Majeure Events. Subject to Section 9.3 below, if Landlord or Tenant terminates this Lease in accordance with this Section 9.1, Tenant shall continue to pay all Base Rent, Operating Expense increases and other amounts due hereunder which arise prior to the date of termination.
9.2    DEFINITION OF MATERIAL DAMAGE. Damage to the Project shall be deemed material if, in Landlord's reasonable judgment, the uninsured cost of repairing the damage will exceed $150,000. If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Project, the damage shall be deemed material if the cost of repairing the damage exceeds twenty five percent (25%) of the replacement cost of the Building. Damage to the Project shall also be deemed material if (a) the Project cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the damage be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the Lease Term.
9.3    ABATEMENT OF RENT. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of damage to the Premises, and the damage was not caused by the negligence or intentional acts of Tenant or its employees, agents, contractors or invitees, then Tenant's Base Rent and Tenant's Share of Operating Expense and Real Property Tax increases shall be abated or reduced, as the case may be, after expiration of the Pre-Abatement Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises.
9.4    TENANT'S ACTS. If such damage or destruction occurs as a result of the gross negligence or the intentional acts of Tenant or Tenant's employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, then to the extent not covered by Tenant’s umbrella liability coverage, Tenant shall pay, at Tenant's sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.
9.5    TENANT'S PROPERTY. As more fully set forth in Section 47, Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively "Tenant's property") located at the Project. Tenant shall repair or replace all of Tenant's property at Tenant's sole cost and expense. Tenant acknowledges that it is Tenant's sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant's property.
9.6    WAIVER. Each of Landlord and Tenant hereby waives the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.
10.    REAL AND PERSONAL PROPERTY TAXES.
10.1    PAYMENT OF TAXES. Tenant shall pay to Landlord during the term of this Lease, in addition to Base Rent and Tenant's Share of Operating Expense increases, Tenant's Share of the amount by which all "Real Property Taxes" (as defined in Section 10.2 below) for each Comparison Year exceeds the amount of all Real Property Taxes for the Base Year. Tenant's Share of Real Property Tax increases shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Tenant's Share of Operating Expense increases as provided in Section 4.2(f) of this Lease. Except as expressly provided in Section 10.4 below, if the Real Property Taxes incurred during any Comparison Year are less than the Real Property Taxes incurred during the Base Year, Tenant shall not be entitled to receive any credit, offset, reduction or benefit as a result of said occurrence.

10.2    DEFINITION "REAL PROPERTY TAX". As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof, unless such tax is defined as an Operating Expense by Section 4.2(c). Real Property Taxes shall not include any inheritance, estate, succession, transfer, gift, corporate, income or profit tax imposed upon Landlord, and any documentary transfer tax, stamp tax or mortgage tax imposed in connection with any conveyance or financing of the Project or late fees, penalties and/or interest charged to Landlord as a result of Landlord’s failure to timely pay any taxes due which is not due to Tenant’s failure to pay taxes timely.
10.3    PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises. If any of Tenant's personal property shall be assessed with Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) business days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.
10.4    REASSESSMENTS. From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds. If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a "Reduction"), Landlord shall, to the extent practicable, credit the Reduction(s) to Real Property Taxes for the calendar year to which a Reduction applies and recalculate the Real Property Taxes owed by Tenant for years after the year in which the Reduction applies based on the reduced Real Property Taxes (if a Reduction applies to Tenant's Base Year, the Base Year Real Property Taxes shall be reduced by the amount of the Reduction and Tenant's Share of Real Property Tax increases shall be recalculated for all Comparison Years following the year of the Reduction based on the lower Base Year amount). All costs incurred by Landlord in obtaining and/or processing the Real Property Tax reductions (e.g., consulting fees, accounting fees, costs of recalculating Base Years and Comparison Years etc.) may be included in Operating Expenses or deducted from the Reduction. Landlord shall have the right to compensate a person or entity it employs to obtain a Reduction by giving such person or entity a percentage of any Reduction obtained.
11.    UTILITIES.
11.1    SERVICES PROVIDED BY LANDLORD. Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide (a) HVAC to the Premises for a typical office use during the times described in Section 11.5, (b) on a monthly basis, an amount of electricity not to exceed five (5) watts multiplied by the number of usable square feet in the Premises multiplied by the total number of Business Hours in the month (“Maximum Electrical Consumption”), (c) water in the Premises or in the Common Area for reasonable and normal drinking and lavatory use, (d) replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, and (e) building standard janitorial services.
11.2    REIMBURSEMENT OF UTILITY AND JANITORIAL EXPENSE. Notwithstanding anything to the contrary contained in this Lease, in addition to Base Rent and Tenant's Share of increases in Operating Expenses and Real Property Taxes, Tenant shall pay to Landlord the following amounts each month during the term of this Lease: (a) thirty cents ($.30) per month per rentable square foot contained in the Premises to reimburse Landlord for Landlord's estimate of the cost of electricity, gas, water, trash removal and sewer utilities used in the Premises ("Utility Cost Reimbursement") and (b) twenty cents ($.20) per month per rentable square foot contained in the Premises to reimburse Landlord for Landlord's estimate of the cost of providing janitorial services to the Premises ("Janitorial Cost Reimbursement"). The Utility Cost Reimbursement and the Janitorial Cost Reimbursement is hereinafter collectively referred to as the "Cost Reimbursement". Landlord shall have the right from time to time to increase the Utility Cost Reimbursement and/or the Janitorial Cost Reimbursement to the extent that Landlord's estimate of the cost of providing such utilities or janitorial services to the Premises increases as determined in Landlord’s good faith reasonable judgment. In addition, Landlord shall have the right from time to time to change the scope of the janitorial services so long as such changes do not materially reduce the janitorial service to the Premises. Landlord shall provide Tenant with not less than thirty (30) days advance written notice of any change in the amount of the Utility Cost Reimbursement and/or the Janitorial Cost Reimbursement. Landlord shall have the right to estimate the cost of such utilities and janitorial services using a methodology selected by Landlord, in Landlord's sole and absolute discretion. Tenant acknowledges and agrees that Landlord's calculation of the cost of utilities and janitorial services may not produce the exact actual cost of these items, and that Landlord's estimate of these costs shall nevertheless be final and binding on Tenant. The Cost Reimbursement shall be due and payable without notice or demand on the first day of each calendar month with Base Rent and shall be treated as additional Base Rent for all purposes under this Lease. The Cost Reimbursement shall be prorated on per diem basis for any partial calendar month. The initial amounts of the Utility Cost Reimbursement and the Janitorial Cost Reimbursement are set forth in Section 1.16. If the Premises are separately metered for any utility, Landlord may require Tenant to contract directly with the public utility provider for such utility (the "Public Utility Provider"), and Tenant shall pay prior to delinquency the Public Utility Provider for all such utilities, at Tenant's sole cost and expense. Landlord shall have no obligation to install separate meters or other measuring devices to measure Tenant’s use of any utility.
11.3    INTRABULDING NETWORK CABLING. Landlord shall have no obligation to provide Tenant with any INC, and any INC shall be installed by Tenant at Tenant's sole cost and expense. The Building's minimum point of entry for telephone service ("MPOE"), the INC risers and the telephone terminal rooms located on each floor of the Building may only be accessed with Landlord's prior consent and by contractors approved by Landlord, in Landlord's reasonable discretion. Landlord shall have the right to approve in its sole discretion the amount, location and method of installation of any INC installed by Tenant. Landlord makes no representation or warranty concerning the condition of any existing INC, and Landlord shall have no liability to Tenant arising out of the condition of any INC inside or outside of the Premises. Tenant shall be responsible for any loss, cost, damage, liability and expense (including attorneys' fees) arising out of or related to the installation, maintenance, repair and replacement of INC.
11.4    OCCUPANT DENSITY. Tenant shall maintain a ratio of not more than one Occupant (as defined below) for each one hundred (100) square feet of rentable area in the Premises (hereinafter, the “Occupant Density”). Tenant acknowledges that increased numbers of employees and/or persons working at the Premises on a daily basis above the Occupancy Density will cause additional wear and tear on the Premises and the Common Areas, additional use of HVAC, electricity, water and other utilities, and additional demand for other Building services. Tenant's failure to comply with the requirements of this section within ten (10) business days after Landlord’s written notice of any such violation shall constitute an Event of Default and Landlord shall have the right, in addition to any other remedies it may have at law or equity, to specifically enforce Tenant's obligations under this section.
11.5    HOURS OF SERVICE. Building services, HVAC and utilities shall be provided during Business Hours (as defined in Section 1.17). Times other than Business Hours are hereinafter referred to as “Non-Business Hours”. Janitorial services shall be provided five (5) times per week excluding Holidays (as defined below). Tenant acknowledges that there will be no air circulation or temperature control within the Premises during Non-Business Hours and, consequently, during such times the Premises may not be suitable for human occupation or for the operation of computers and other heat sensitive equipment. Nationally recognized holidays (hereinafter, “Holidays”) shall include, but shall not necessarily be limited to, New Years Day, Martin Luther King Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. HVAC shall not be provided to the Premises during Non-Business Hours; provided, however, that Tenant may, upon prior notice (including email) of at least one (1) business day, request HVAC from Landlord during Non-Business Hours. Subject to applicable laws and regulations, Landlord shall have no obligation to provide lighting to the Common Areas during Non-Business Hours.
11.6    EXCESS USAGE BY TENANT.
(a)    Notwithstanding the use set forth in Section 1.8, Tenant shall not use Building utilities or services in excess of those used by a typical office building tenant using its premises for ordinary office use. Tenant shall only install in the Premises the type and amount of office equipment that a typical office tenant would install, and Tenant shall not install in the Premises office equipment, lighting fixtures or similar items which will generate above average heat, noise or vibration at the Premises or which will adversely affect the temperature maintained by the HVAC system. If Landlord reasonably determines that Tenant is using electricity in excess of the that used by a typical office building tenant using its premises for ordinary office use, Landlord shall have the right, in addition to any other rights or remedies it may have under this Lease, to (i) require Tenant to pay to Landlord all costs, expenses and damages incurred by Landlord as a result of such excess usage, and/or (ii) require Tenant to stop using electricity in excess of the Maximum Electrical Consumption. If pursuant to any provision of this Lease Tenant is directly paying any public utility company or other entity (hereinafter, an “Electricity Provider”) for electricity it uses in the Premises, Tenant hereby authorizes Landlord from time to time to review the bills it pays to the Electricity Provider (the “Electricity Bills”). Landlord shall have the right to require Tenant to provide Landlord with copies of the Electricity Bills it receives from an Electricity Provider within ten (10) business days after Landlord’s written request or, at Landlord’s option, Landlord shall have the right to obtain copies of the Electricity Bills from the Electricity Provider. Within ten (10) business days after Landlord’s request, Tenant shall execute and deliver to Landlord an agreement provided by Landlord authorizing the Electricity Provider to (a) permit Landlord to view the Electricity Bills on the Electricity Provider’s website (if such a website exists), (b) provide copies of the Electricity Bills to Landlord and/or (c) provide other information to Landlord concerning Tenant’s electrical usage at the Premises.
(b)    If the Premises contains a computer room, telecommunications room or other area that is serviced by a separate HVAC unit on a continuous basis (a “Separate HVAC Unit”), Tenant shall pay, at Tenant’s sole cost and expense, the entire cost of maintaining, repairing and, when necessary, replacing any Separate HVAC Unit. In addition, if there is an existing Separate HVAC Unit in the Premises when Tenant leases the Premises, Tenant accepts such existing Separate HVAC Unit in its “as is” condition. Tenant shall continuously maintain, at Tenant’s sole cost and expense, maintenance contracts for all Separate HVAC Units, using maintenance contract forms and with companies approved by Landlord, in Landlord’s sole discretion (the “Maintenance Contracts”). Tenant shall provide copies of the Maintenance Contracts to Landlord within thirty (30) days after the Commencement Date, and within ten (10) days after such contracts are modified or renewed, and at other times upon Landlord’s request.
11.7    INTERRUPTIONS. Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish gas, electricity, telephone service, water, HVAC or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Landlord, its employees, agents and contractors, by act, negligence or default of Tenant or any other person or entity, or by any other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease (except as hereinafter provided). Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease. Notwithstanding the foregoing, Tenant shall be entitled to abate Base Rent due hereunder, to the extent that utility services to the Premises are interrupted or suspended solely as a result of Landlord's or its authorized representatives' gross negligence or willful misconduct, for a period of five (5) or more consecutive business days, provided that Tenant is prevented from using the Premises as a result thereof.
11.8    ENERGY DISCLOSURE. Tenant acknowledges that, pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively, together with any future law or regulation regarding disclosure of energy efficiency data with respect to the Project, “Energy Disclosure Requirements”), Landlord may be required in the future to disclose information concerning Tenant's energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (“Tenant Energy Use Disclosure”). Tenant shall cooperate with Landlord with respect to any Tenant Energy Use Disclosure. Without limiting the generality of the foregoing, Tenant shall, within ten (10) business days following request from Landlord, disclose to Landlord all information requested by Landlord in connection with such Tenant Energy Use Disclosure, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant's name, the number of employees working within the Premises, the operating hours for Tenant's business in the Premises, and the type and number of equipment operated by Tenant in the Premises. Tenant acknowledges that this information shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure Requirements), and any third parties to whom Landlord is required to make any Tenant Energy Use Disclosure. Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Tenant agrees that Landlord and its agents shall not be liable for, and Tenant hereby releases Landlord and its agents from, any and all loss, cost, damage, expense and liability relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this Section 11.8 shall be, to the best of Tenant's knowledge, true and correct in all material respects, Tenant acknowledges that Landlord shall rely on such information. The terms of this Section 11.8 shall survive the expiration or earlier termination of this Lease.

12.    ASSIGNMENT AND SUBLETTING.
12.1    LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to Tenant's written request for consent hereunder within fifteen (15) days after Landlord's receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute an Event of Default of this Lease. Tenant's written request for Landlord's consent shall include, and Landlord's fifteen (15) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles for the lesser of (i) the past two (2) years or (ii) the time period the assignee or subtenant has been in existence, (b) federal tax returns for the proposed assignee or subtenant for the lesser of (i) the past two (2) years or (ii) the time period the assignee or subtenant has been in business, (c) a credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant and (h) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises. If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant's written request shall not be considered complete until the information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor. "Transfer" shall also include the transfer (a) if Tenant is a corporation, and Tenant's stock is not publicly traded over a recognized securities exchange, of more than fifty percent (50%) of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership or other entity, of more than fifty percent (50%) of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership. If Tenant is a limited or general partnership (or is comprised of two or more persons, individually or as co-partners), Tenant shall not be entitled to change or convert to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant's sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent; in no event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease. If Landlord shall exercise any option to recapture the Premises, or shall deny a request for consent to a proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.
12.2    DELETED.
12.3    STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 12. Tenant acknowledges and agrees that each requirement, term and condition in this Section 12 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 12 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord's reasonable judgment, a proposed assignee or subtenant is not able financially to pay the rents due under (i) with respect to an assignment, this Lease and (ii) with respect to a sublease, such sublease, as and when they are due and payable; (c) a proposed assignee's or subtenant's business will impose a burden on the Project's elevators, Common Areas or utilities that is materially greater than the burden imposed by Tenant, in Landlord's commercially reasonable judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (f) the use of the Premises by the proposed assignee or subtenant is not permitted by this Lease; (g) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of

Landlord's lender; (h) an Event of Default by Tenant is continuing at the time of request beyond any and all notice and cure periods; (i) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant in the past 5 years; (j) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Project; (k) the proposed assignee or subtenant is a person or entity then negotiating with Landlord for the lease of space in the Project; (l) the assignment or sublease will result in there being more than two (2) subtenants of the Premises (e.g., the assignee or subtenant intends to use the Premises as an executive suite); (m) the assignee or subtenant is a person or entity to whom Landlord has agreed not to lease space in the Project pursuant to a lease with another tenant or (n) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency.
12.4    ADDITIONAL TERMS AND CONDITIONS. The following terms and conditions shall be applicable to any Transfer:
(a)    Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder.
(b)    Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.
(c)    Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 12.
(d)    The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.
(e)    In the event of any default under this Lease, Landlord may proceed directly against Tenant or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.
(f)    Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.
(g)    The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void.
(h)    Landlord shall not be liable under this Lease or under any sublease to any subtenant.
(i)    No assignment or sublease may be modified or amended without Landlord’s prior written consent, not to be unreasonably withheld.
(j)    Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

12.5    ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
(a)    Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until an Event of Default shall occur in performance of Tenant’s obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that an Event of Default by Tenant exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such Event of Default by Tenant exists and notwithstanding any notice from or claim from Tenant to the contrary.
(b)    In the event Tenant shall commit an Event of Default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.
12.6    TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent one-half (50%) of all amounts received by Tenant from the assignee or subtenant in excess of the amounts of Base Rent and Additional Rent payable by Tenant to Landlord hereunder (the “Transfer Premium”). The Transfer Premium shall be reduced by the actual brokerage commissions, legal fees, rent abatement, and any considerations, concessions or costs actually paid or incurred by Tenant in order to assign the Lease or to sublet all or part of the Premises. "Transfer Premium" shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is subleased, for purposes of calculating the Transfer Premium, the Base Rent and the additional rent due under this Lease shall be allocated to the subleased premises on a per rentable square foot basis (e.g., if one-half of the Premises is subleased, for purposes of determining the amount of the Transfer Premium, one-half of the Base Rent and additional rent due under this Lease would be allocated to the subleased premises, and this amount would be subtracted from the base rent, additional rent and other monies payable to Tenant under the sublease). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer. Landlord and Tenant agree that the foregoing Transfer Premium is reasonable.
12.7    LANDLORD'S EXPENSES. Notwithstanding anything to the contrary contained in this Section 12, except for any Affiliate Transfer, and subject to Tenant’s right to rescind its request to sublease or assign by giving Landlord written notice of rescission of such request within 3 days of receipt of Landlord’s notice to recapture, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) days after receipt of any request by Tenant to assign this Lease or to sublease space in the Premises, to terminate this Lease with respect to said space as of the date fifteen (15) days after Landlord's election; provided, however, Landlord shall not have such termination right if such request to sublease is for a sublease of less than fifty percent (50%) of the Premises and such subleased space is to be used and occupied by a cohabiting subtenant. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent and Tenant's Share of Operating Expense and Real Property Tax increases, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If Landlord recaptures only a portion of the Premises, Landlord shall construct and erect at Landlord’s sole cost such demising walls and partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting. Tenant acknowledges that the purpose of this Section 12.7 is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or subtenant, to give Landlord the ability to meet additional space requirements of other tenants of the Project and to permit Landlord to control the leasing of space in the Project. Tenant acknowledges and agrees that the requirements of this Section 12.7 are commercially reasonable and are consistent with the intentions of Landlord and Tenant.
12.8    LANDLORD'S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay (a) $1,000 to Landlord to compensate Landlord for its internal administrative costs in processing the request plus (b) Landlord's reasonable out-of-pocket costs and expenses incurred in connection therewith, including, but not limited to, attorneys', architects', accountants', engineers' or other consultants' fees not to exceed $3,500.00 per request.
12.9    ASSIGNMENT AND SUBLEASING – AFFILIATED ENTITY. Notwithstanding anything to the contrary contained in this Section 12, an assignment of the Lease or sublease of all or any portion of the Premises to any entity which controls or is controlled by Tenant or which acquires all or substantially all of the assets of Tenant or which is the surviving entity resulting from a merger or consolidation of Tenant (in each such case, an "Affiliate"), shall not require Landlord's consent under Section 12.1, provided that at least ten (10) days prior to such assignment or sublease (or within ten (10) days thereafter, if Tenant is legally prohibited from disclosing such transaction in advance) (i) if Tenant will not survive a merger or consolidation transaction, Tenant provides Landlord with reasonable evidence that any such entity maintains annual revenues and income sufficient to meet the financial obligations hereunder; (ii) Tenant notifies Landlord in writing of any such assignment or sublease and provides Landlord with evidence that such assignment or sublease is a Transfer permitted by this section; (iii) Tenant shall provide Landlord with a copy of the sublease or assignment agreement pursuant to which such Affiliate assumes or agrees to be subject to all of the terms and conditions of this Lease, and (iv) subject to the limitation set forth in Section 12.8 of the Lease, Tenant shall pay the reasonable costs and expenses (including legal fees) incurred by Landlord in confirming that the assignment or sublease meets the requirements of this section. Whether or not an assignment or sublease to an Affiliate is made pursuant to the terms of this section, Tenant shall not be relieved of its obligations under this Lease. Sections 12.6 and 12.7 of the Lease shall not apply to assignments or subleases to Affiliates.
13.    DEFAULT; REMEDIES.
13.1    DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events set forth in this Section 13.1 is an “Event of Default” by Tenant under this Lease and that said default shall give Landlord the rights described in Section 13.2. Landlord or Landlord's authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.
(a)    Tenant's failure to make any payment of Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Taxes, Non-Business Hours HVAC Charges, late charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 13.1(a).
(b)    The abandonment of the Premises by Tenant pursuant to applicable law, coupled with the nonpayment of rent in which event Landlord shall not be obligated to give any notice of default to Tenant.
(c)    The failure of Tenant to comply with any of its obligations under Sections 6.1, 6.2(b), 7.2, 7.3, 8, 12, 18, 19, 21, 23, 24, 26, 34, 35 and 56 where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within ten (10) business days following written notice from Landlord to Tenant; provided, however, that if the nature of Tenant's non-performance under Section 7.2(a) is such that more than ten (10) business days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said ten (10) business day period and thereafter diligently pursues such cure to completion; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law. In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(c).
(d)    The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 13.1(a), (b) and (c), above), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's non-performance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law. In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(d).
(e)    (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant. In the event that any provision of this Section 13.1(e) is unenforceable under applicable law, such provision shall be of no force or effect.
(f)    The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.
(g)    If Tenant is a corporation, limited liability company or a partnership, the dissolution or liquidation of Tenant.
13.2    REMEDIES.
(a)    In the event of any Event of Default by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such Event of Default:
(i)    terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord. The "worth at time of award" of the amounts referred to in Section 13.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in Section 13.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of this Section 13.2(a)(i), "rent" shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease;
(ii)    maintain Tenant's right of possession in which event Landlord shall have the remedy described in California Civil Code Section 1951.4 which permits Landlord to continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due. In the event Landlord elects to continue this

Lease in effect, Tenant shall have the right to sublet the Premises or assign Tenant's interest in the Lease subject to the reasonable requirements contained in Section 12 of this Lease and provided further that Landlord shall not require compliance with any standard or condition contained in Section 12 that has become unreasonable at the time Tenant seeks to sublet or assign the Premises pursuant to this Section 13.2(a)(ii);
(iii)    collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease; and
(iv)    pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.
(b)    No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant's right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term of the Lease or by reason of Tenant's occupancy of the Premises.
(c)    If Tenant abandons the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord's election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to accept a surrender of the Premises and relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.
13.3    DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages and/or an injunction. Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord's performance shall be extended for the period of any such delay.
13.4    LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expense or Real Property Tax increases, Non-Business Hours HVAC Charges, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project. Accordingly, if any installment of Base Rent, Tenant's Share of Operating Expense or Real Property Tax increases, Non-Business Hours HVAC Charges or any other sum due from Tenant shall not be received by Landlord within three (3) business days of the date when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall owe and pay to Landlord a late charge equal to five percent (5%) of such overdue amount; provided, however, that the foregoing late charge shall not be applicable to the first late payment in any calendar year during the term of this Lease unless Tenant fails to make such payment within three (3) business days after written notice from Landlord that such payment was not received when due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of any Event of Default by Tenant with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under Section 13.5.
13.5    INTEREST ON PAST DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at ten percent (10%) per annum. Payment of such interest shall not excuse or cure any Event of Default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.
14.    LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall commit an Event of Default, Landlord may, but shall not be obligated to, after three (3) days prior written notice to Tenant, make any such payment or perform any such act on Tenant's behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within ten (10) business days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant's Events of Default pursuant to the provisions of this Section 14.
15.    CONDEMNATION. If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, and said taking lasts for ninety (90) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than ninety (90) days, Tenant's rent shall be abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant's Share of Operating Expenses shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Project. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's removable personal property, the value of any Alterations paid for by Tenant and for moving expenses. In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Project caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. This section, not general principles of law or California Code of Civil Procedure Sections 1230.010 et seq., shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of all or any portion of the Project.
16.    VEHICLE PARKING. Landlord shall have no obligation to provide any parking to Tenant.
17.    BROKER'S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in Section 1.19, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.
18.    ESTOPPEL CERTIFICATE.
18.1    DELIVERY OF CERTIFICATE. Tenant shall from time to time upon not less than ten (10) business days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.
18.2    FAILURE TO DELIVER CERTIFICATE. At Landlord's option, the failure of Tenant to deliver such statement within three (3) days following delivery of written notice of Tenant’s failure to timely deliver such statement within such 10 business day timeframe shall be conclusive upon Tenant that this (a)Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, (c) not more than one month's Base Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) Tenant has taken possession of the Premises.
19.    FINANCIAL INFORMATION. From time to time during the term of this Lease, at Landlord's request, limited to one (1) request per calendar year other than in connection with a financing, refinancing or sale of the Building, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant's sole cost and expense, upon not less than ten (10) business days' advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant's financial statements for the previous two accounting years, and (b) such other financial information pertaining to Tenant as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant from any credit reporting company.
20.    LANDLORD'S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant's security deposit to Tenant or transfer Tenant's security deposit to Landlord's transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord's equity interest in the Project for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, members, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee, officer, director, member or agent of Landlord shall be personally liable for the performance of Landlord's obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.
21.    INDEMNITY. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, property managers, members, managers, officers, directors, partners, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the "Indemnified Parties") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, reasonable attorneys’ fees, court costs and other legal expenses, the effects of environmental contamination, the cost of environmental testing, the removal, remediation and/or abatement of Hazardous Substances or Medical Waste (as said terms are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as "Damages") arising out of or related to an "Indemnified Matter" (as defined below). For purposes of this Section 21, an "Indemnified Matter" shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, Tenant's or its employees, agents, contractors or invitees (all of said persons or entities are hereinafter collectively referred to as "Tenant Parties") use or occupancy of the Premises or the Project, or any act, omission or neglect of a Tenant Party, Tenant’s failure to perform any of its obligations under the Lease, the existence, use or disposal of any Hazardous Substance (as defined in Section 23 below) brought on to the project by a Tenant Party, the existence, use or disposal of any Medical Waste (as defined in Section 24 below) brought on to the Project by a Tenant Party or any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Tenant's obligations hereunder shall include, but shall not be limited to compensating the Indemnified Parties for Damages arising out of Indemnified Matters within ten (10) days after written demand from an Indemnified Party and providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant's sole expense, within ten (10) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. If Tenant is obligated to compensate an Indemnified Party for Damages arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages and Tenant shall, upon ten (10) days advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord. By way of example, and not limitation, Landlord shall have the immediate and unconditional right to cause any damages to the Common Areas, another tenant's premises or to any other part of the Project to be repaired and to compensate other tenants of the Project or other persons or entities for Damages arising out of an Indemnified Matter. The Indemnified Parties need not first pay any Damages to be indemnified hereunder. Tenant's obligations under this section shall not be released, reduced or otherwise limited because one or more of the Indemnified Parties are or may be actively or passively negligent with respect to an Indemnified Matter or because an Indemnified Party is or was partially responsible for the Damages incurred. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant's obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination. Notwithstanding anything to the contrary contained in this section, Tenant shall not be obligated to indemnify an Indemnified Party from liability to the extent such liability arises out of the Indemnified Party's gross negligence or willful misconduct.
22.    SIGNS. Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Project without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion; provided, that Landlord shall provide signage for the Premises as set forth in the Addendum attached hereto as Exhibit E. Landlord shall have the right to place any sign it deems appropriate on any portion of the Project except the interior of the Premises. Any other sign Landlord permits Tenant to place upon the Premises shall be maintained by Tenant, at Tenant's sole expense. Subject to Addendum section 2, Landlord, at Landlord’s sole cost and expense, shall initially provide building directory. Tenant shall pay for the removal of such signage and any damage resulting therefrom.
23.    HAZARDOUS SUBSTANCES.
23.1    DEFINITION AND CONSENT. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or affect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or the Premises, (b) regulated or monitored by any governmental entity, (c) a basis for liability of Landlord to any governmental entity or third party under any federal, state or local statute or common law theory or (d) defined as a hazardous material or substance by any federal, state or local law or regulation. Except for small quantities of ordinary office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Substance to be brought, kept, or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees.
23.2    DUTY TO INFORM LANDLORD. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Project, Tenant shall as soon as reasonably practicable give written notice of such fact to Landlord. Tenant shall also as soon as reasonably practicable give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Substance or contamination in, on or about the Premises or the Project.
23.3    INSPECTION; COMPLIANCE. Landlord and Landlord's employees, agents, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Section 23. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a contamination, caused or materially contributed to by Tenant, is found to exist or be imminent, or unless the inspection is requested or ordered by governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord for the cost and expenses of such inspection.
23.4    NO LIABILITY FOR ACTS OF OTHERS. Notwithstanding anything to the contrary contained in this Lease, Tenant shall only be liable pursuant to this Section 23 for the acts of Tenant and Tenant Parties, and Tenant shall not be liable for the acts of persons or entities other than Tenant and Tenant Parties nor shall Tenant be responsible or liable for contamination that existed at the Premises on the Commencement Date or for contamination emanating from neighboring land.
24.    MEDICAL WASTE.
24.1    DEFINITION. The term "Medical Waste" shall mean the types of waste described in Section 117690 of California's Health and Safety Code and any similar type of waste. Unless specifically permitted by Section 6 of this Lease to use the Premises for medical office uses, Tenant shall not cause or permit any Medical Waste to be brought, kept or used in or about the Premises or the Project by Tenant, its employees, agents, contractors or invitees.
24.2    DISPOSAL OF MEDICAL WASTE. Tenant hereby agrees, at Tenant's sole expense, to dispose of its Medical Waste in compliance with all federal, state and local laws, rules and regulations relating to the disposal of Medical Waste and to dispose of the Medical Waste in a prudent and reasonable manner. Tenant shall not place any Medical Waste in refuse containers emptied by Landlord's janitorial staff or in the Project's refuse containers. At Landlord's option, in Landlord's sole discretion, Landlord shall have the right, upon sixty (60) days' advance written notice to Tenant, at any time and from time to time, to elect to provide Medical Waste disposal services to Tenant. If Landlord elects to provide Medical Waste disposal services to Tenant, all costs incurred by Landlord in providing such services shall be paid by Tenant to Landlord as additional rent. Landlord may bill Tenant for said costs based upon the actual cost of providing said services to Tenant, as determined by Landlord, in Landlord's sole discretion, or Landlord may bill said expenses based upon Tenant's Share of the total cost of providing said services.
24.3    DUTY TO INFORM LANDLORD. Within ten (10) days following Landlord's written request, Tenant shall provide Landlord with any information requested by Landlord concerning the existence, generation or disposal of Medical Waste at the Premises, including, but not limited to, the following information: (a) the name, address and telephone number of the person or entity employed by Tenant to dispose of its Medical Waste, including a copy of any contract with said person or entity, (b) a list of each type of Medical Waste generated by Tenant at the Premises and a description of how Tenant disposes of said Medical Waste, (c) a copy of any laws, rules or regulations in Tenant's possession relating to the disposal of the Medical Waste generated by Tenant, and (d) copies of any licenses or permits obtained by Tenant in order to generate or dispose of said Medical Waste. Tenant shall also as soon as reasonably practicable provide to Landlord (without demand by Landlord) a copy of any notice, registration, application, permit, or license given to or received from any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, release, exposure or disposal of any Medical Waste in or about the Premises or the Project.
24.4    INSPECTION; COMPLIANCE. Landlord and Landlord's employees, agents, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of verifying compliance by Tenant with this Section 24. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the generation and disposal of Medical Waste on or from the Premises. The cost and expenses of any such inspection shall be paid by Landlord, unless it is determined that Tenant is not disposing of its Medical Waste in a manner permitted by applicable law, in which case Tenant shall reimburse Landlord for the cost of such inspection.
25.    TENANT IMPROVEMENTS. Tenant acknowledges and agrees that Landlord shall not be obligated to construct any tenant improvements on behalf of Tenant except to the extent it is obligated to do so pursuant to the Addendum that is attached to this Lease as Exhibit E. Except as set forth in the Addendum, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Project, or any part thereof, or to provide any allowance for such purposes, and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant.

26.    SUBORDINATION.
26.1    EFFECT OF SUBORDINATION. This Lease, and any Option (as defined in Section 27 below) granted hereby, upon Landlord's written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as no Event of Default by Tenant then exists and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior landlord, (c) be subject to any offsets or defenses which Tenant may have against the prior landlord or (d) be liable to Tenant for the return of its security deposit.
26.2    EXECUTION OF DOCUMENTS. Tenant agrees to execute and acknowledge any documents Landlord reasonably requests that Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant acknowledges that the subordination agreement may give the lender the right, in the lender's sole discretion, to continue this Lease in effect or to terminate this Lease in the event of a foreclosure sale. Tenant's failure to execute such documents within ten (10) business days after written demand shall constitute an Event of Default by Tenant hereunder or, at Landlord's option and after Tenant’s failure to execute such documents within three (3) business days after an additional written demand, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Section 26.2. At Tenant’s written request, Landlord shall make commercially reasonable efforts to obtain an SNDA from any mortgagee or ground lessor of Landlord existing as of the date hereof.
27.    OPTIONS.
27.1    DEFINITION. As used in this Lease, the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease, (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project, and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises. Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect. For purposes of this section, an Option shall also include any Option contained in any subsequent amendment to this Lease.
27.2    OPTIONS PERSONAL. Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and any Affiliate transferee(s) and may be exercised only by such parties while occupying at least 50% of the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant and any Affiliate transferee(s). The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant, the Lease has been assigned other than to any Affiliate transferee(s), or more than 50% of the Premises is subleased to any party other than any Affiliate transferee(s), the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.
27.3    MULTIPLE OPTIONS. In the event that Tenant has multiple Options to extend or renew this Lease a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.
27.4    EFFECT OF DEFAULT ON OPTIONS. Tenant shall have no right to exercise an Option during any period in which an Event of Default by Tenant exists and is continuing beyond any and all notice and cure periods.

The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of this Section 27.4.
27.5    LIMITATIONS ON OPTIONS. Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, any options, rights of first refusal or rights of first offer granted hereunder shall be subject and secondary to Landlord's right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing and shall be subject and subordinated to any other options, rights of first refusal or rights of first offer previously given to any other person or entity.
27.6    NOTICE OF EXERCISE OF OPTION. Notwithstanding anything to the contrary contained in Section 41, Tenant shall give written notice exercising an Option using certified mail return receipt requested or some other method where the person delivering the package containing the notice obtains a signature of the person accepting the package containing the notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). It shall be the obligation of Tenant to prove that Landlord received the notice exercising an Option in a timely manner.
28.    LANDLORD RESERVATIONS. Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; provided, that if Landlord voluntarily changes the address of the Building, within ten (10) business days of Tenant’s written demand Landlord shall reimburse Tenant for its actual out of pocket costs incurred in revising stationary, websites and other media stating the address of the Premises; (b) to, at Tenant's expense, provide and install Building standard graphics on or near the door of the Premises and such portions of the Common Areas as Landlord shall determine, in Landlord's sole discretion; (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (d) to place signs, notices or displays upon the roof, interior, exterior or Common Areas of the Project. Tenant shall not use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant's business or suffer or permit anyone, except in an emergency, to go upon the roof of the Building. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project provided that Landlord's use does not unreasonably interfere with Tenant's use of the Premises.
29.    CHANGES TO PROJECT. Landlord shall have the right, in Landlord's sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as "Changes") including, but not limited to, the Project interior and exterior, the Common Areas, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems and landscaped areas. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord's actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord's actions in connection with such Changes. Landlord shall use commercially reasonable efforts to minimize disruption to Tenant's use and occupancy of and access to the Premises caused by Changes.
30.    DELETED.
31.    HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease, and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without Landlord's consent, Tenant shall be treated as a tenant at sufferance. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Lease term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord and its employees, officers, directors and agents from any cost, loss, claim or liability (including attorneys' fees) Landlord or its employees, officers, directors and agents may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.
32.    LANDLORD'S ACCESS.
32.1    ACCESS. Landlord and Landlord's agents, contractors and employees shall have the right to enter the Premises at reasonable times upon reasonable (not less than 24 hours) advance written or telephonic notice to Tenant (except in the case of any emergency, where no advance notice shall be required) for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or, during the last nine (9) months of the term of this Lease, tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant's property resulting from such access. Landlord may at any time place on or about the Building or the Project for sale or for lease signs.
32.2    KEYS. Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises, excluding vaults or safes. At Landlord's option, Landlord may require Tenant to obtain all keys to door locks at the Premises from Landlord's engineering staff or Landlord's locksmith and to only use Landlord's engineering staff or Landlord's locksmith to change locks at the Premises. Tenant shall pay Landlord's or its locksmith's standard charge for all keys and other services obtained from Landlord's engineering staff or locksmith.
33.    SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord's negligent provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project. In no event shall Tenant or its employees, agents or contractors bring firearms or other weapons to the Project or the Premises, and Tenant shall not have the right to employ armed security guards.
34.    EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) business days after Landlord's request and Tenant's failure to do so shall constitute an Event of Default by Tenant. The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.
35.    TRANSPORTATION MANAGEMENT. Tenant shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution, or traffic in and around the Project or the metropolitan area in which the Project is located.
36.    SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.
37.    TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.
38.    DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant's Share of Operating Expenses and Real Property Taxes, late charges and Non-Business Hours HVAC Charges shall be deemed to be rent.

39.    INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attachments listed in Section 1.20 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.
40.    AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.
41.    NOTICES. Subject to the requirements of Section 27.6 of this Lease, all notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service regular mail, (c) by U.S. Postal Service certified mail, return receipt requested, or (d) by U.S. Postal Service Express Mail, Federal Express or other overnight courier, and shall be deemed sufficiently given if served in a manner specified in this Section 41. Any notice permitted or required hereunder, and any notice to pay rent or quit or similar notice, shall be deemed personally delivered to Tenant on the date the notice is personally delivered to any employee of Tenant at the Premises. The addresses set forth in Section 1.21 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereinafter designate by written notice to Tenant. Any notice sent by regular mail or by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service. Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party's address for notice purposes. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day (and any time period or deadline in this Lease expiring or occurring on such non-business day shall be deemed extended through the next business day). Nothing contained herein shall be construed to limit Landlord's right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this section have been met.
42.    WAIVERS. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives California Code of Civil Procedure Section 1179 and Civil Code Section 3275 which allow tenants to obtain relief from the forfeiture of a lease. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
43.    COVENANTS. This Lease shall be construed as though Landlord's covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.
44.    BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.
45.    ATTORNEYS' FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith. Landlord and Tenant agree that attorneys' fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.
46.    AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas. The holding of any auction on the Premises or Common Areas in violation of this Section 46 shall constitute a default hereunder.
47.    EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord and its property manager and their respective officers, directors, managers, members, partners, employees, representatives and agents (collectively, “Landlord Parties”) shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant's employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord Parties be liable for injury to the person of Tenant, Tenant's employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, acts of terrorism, Hazardous Substances or Medical Waste (as defined above), fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, except to the extent, subject to Section 8.4 above, caused solely by the gross negligence or willful misconduct of Landlord or the Landlord Parties. Landlord Parties shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project, nor from the failure of Landlord Parties to enforce the provisions of the lease of any other tenant of the Project. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant's property or business or injury to persons, in, upon or about the Project arising from any cause, except to the extent, subject to Section 8.4 above, caused solely by the gross negligence or willful misconduct of Landlord or the Landlord Parties.
48.    MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.
49.    QUIET POSSESSION. Subject to the other terms and conditions of this Lease, and the rights of any lender, and provided no Event of Default by Tenant exists and is continuing, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.
50.    AUTHORITY. If Tenant is a corporation, trust, or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.
51.    CONFLICT. Any conflict between the typewritten provisions of this Lease and handwritten provisions, if any, shall be controlled by the handwritten provisions; provided, however, handwritten provisions shall have no force or effect unless separately initialed by both Landlord and Tenant.
52.    MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 41 on one Tenant shall be deemed service of notice on all Tenants.
53.    INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

54.    PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.
55.    RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
56.    RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, upon 10 days written notice to Tenant, to modify, amend and shall enforce the Rules in a commercially reasonable, non-discriminatory manner. Landlord shall not be responsible to Tenant for the failure of other persons including, but not limited to, other tenants, their agents, employees and invitees to comply with the Rules.
57.    RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.
58.    DELETED.
59.    ATTACHMENTS. The items listed in Section 1.20 are a part of this Lease and are incorporated herein by this reference.
60.    PATRIOT ACT. Tenant represents to Landlord that, (i) neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, (ii) Tenant’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”) and (iii) throughout the term of this Lease, Tenant shall comply with the Executive Order and with the Money Laundering Act.
61.    CONFIDENTIALITY. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord's relationship with other tenants of the Project. Tenant agrees that it and its partners, officers, directors, employees, brokers, investors, bankers, accountants, auditors and attorneys (to whom Tenant shall be entitled to disclose this Lease and all terms and conditions hereof) shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord's sole discretion, unless compelled pursuant to Legal Requirements. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.
62.    WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.
LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE

THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD'S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED COPY OF THIS LEASE TO TENANT. THE DELIVERY OF A DRAFT OF THIS LEASE TO TENANT SHALL NOT CONSTITUTE AN AGREEMENT BY LANDLORD TO NEGOTIATE IN GOOD FAITH, AND LANDLORD EXPRESSLY DISCLAIMS ANY LEGAL OBLIGATION TO NEGOTIATE IN GOOD FAITH.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have respectively executed this Lease as of the date first written above.

LANDLORD:

KG-BRANNAN, LLC,
a Delaware limited liability company

By:	/s/ Kenneth Fong
Title:	Manager

TENANT*:

REDAPTIVE, INC.,
a Delaware corporation

By:	/s/ Arvin Vohra
Arvin Vohra
(print name)

Its:	Co-CEO
(print title)

By:	/s/ Chris Brophy
Chris Brophy
(print name)

Its:	General Counsel and Secretary
(print title)
*If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A
PREMISES
Exhibit A is intended only to show the general layout of the Premises, and shall not be interpreted to increase or decrease the size of the Premises beyond the number of rentable square feet set forth in Section 1.6. Exhibit A is not to be scaled and any measurements or distances shown on Exhibit A are approximates only.

Exhibit A-1

EXHIBIT B
VERIFICATION LETTER
Redaptive, Inc., a Delaware corporation ("Tenant"), hereby certifies that it has entered into a lease with KG-Brannan, LLC, a Delaware limited liability company ("Landlord"), and verifies the following information as of the ____ day of __________, 201_:

Address of Building	:

Number of Rentable Square Feet in Premises	:
Commencement Date	:
Lease Termination Date	:
Tenant’s Share	:	%
Initial Base Rent	:
Billing Address for Tenant	:

Attention	:
Telephone Number	:	( )
Federal Tax I.D. No.	:
Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant's satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT:

REDAPTIVE, INC.,
a Delaware corporation

By:

(print name)

Its:
(print title)

By:

(print name)

Its:
(print title)
Exhibit B-1

EXHIBIT C
RULES AND REGULATIONS
GENERAL RULES
Tenant shall faithfully observe and comply with the following Rules and Regulations.
1.    Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. If card keys are used to gain access to the Project, Landlord may (a) charge Tenant for the cost of any card keys issued to Tenant and charge Tenant for the cost of replacing lost or stolen card keys, (b) collect deposits for card keys issued to Tenant (and retain a deposit applicable to a card key if the card key is not returned) and (c) require Tenant to promptly return card keys that are no longer in use. Tenant shall only provide card keys or other keys to its Premises to its employees, and Tenant shall at all times keep an accurate list of the name of each employee to whom it has provided a card key or regular key. Tenant shall as soon as reasonably practicable notify Landlord of any lost or stolen card keys or regular keys, and on the day that the employment of an employee ends, Tenant shall obtain all card keys and regular keys from the employee. Tenant shall return all card keys and regular keys upon the termination of the Lease.
2.    All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.
3.    Landlord reserves the right to close and keep locked all entrance and exit doors of the Project except during the Project's normal hours of business as defined in Section 11.5 of the Lease. Tenant, its employees and agents must be sure that the doors to the Project are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project. Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
4.    Landlord reserves the right, in Landlord's sole and absolute discretion, to close or limit access to the Project and/or the Premises, from time to time, due to the failure of utilities, due to damage to the Project and/or the Premises, to ensure the safety of persons or property or due to government order or directive, and Tenant agrees to comply with any such decision by Landlord. If Landlord closes or limits access to the Project and/or the Premises for the reasons described above, Landlord's actions shall not constitute a breach of the Lease.
5.    No furniture, freight or equipment of any kind shall be brought into the Project without Landlord's prior authorization. Tenant shall only move in and out of the Premises at times designated by Landlord, in Landlord's sole discretion (e.g., Landlord could require that all moves in and out of the Premises only occur on weekends or on weekdays between 5:00 p.m. and 11:00 p.m.). All moves in and out of the Premises shall be scheduled with Landlord in advance, on a first come, first served basis. All property shall be moved in and out of the Premises using the freight elevator. Landlord shall have the right, in its sole discretion, to permit only one tenant to move in or out of the Project at a time. When moving equipment, furniture and other items into and out of the Premises, Tenant shall take whatever precautions Landlord designates to protect the Project from damage (e.g., placing plastic or other protective material on carpets in the common areas and the Premises). Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project and also the times and manner of moving the same in and out of the Project. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight, and Tenant shall be solely responsible for the cost of installing all supports. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.
Exhibit C-1

6.    The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Tenant shall not ask employees of Landlord to do anything outside their regular duties without special authorization from Landlord.
7.    Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking shall not be permitted in the Common Areas.
8.    The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.
9.    Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. All vendors or other persons visiting the Premises shall be subject to the reasonable control of Landlord. Tenant shall not permit its vendors or other persons visiting the Premises to solicit other tenants of the Project.
10.    Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not bring into or keep within the Premises or the Project any animals, birds, bicycles or other vehicles; provided, that Tenant and its employees shall be entitled to use any existing bicycle storage area in the Building.
11.    Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise interfere in any way with the use of the Project by other tenants.
12.    No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.
13.    Landlord shall have the right to approve where and how telephone wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster contained in the Premises or in any way deface the Premises or any part thereof without Landlord's prior written consent, except that Tenant shall be permitted to hang artwork, wall hangings and mountable flat screen monitors and televisions. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Project. Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.
14.    Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
15.    Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Project's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use electric fans or space heaters in the Premises.
16.    Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and
Exhibit C-2

customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.
17.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
18.    No awnings or other projection shall be attached to the outside walls or windows of the Project by Tenant. No curtains, blinds, shades or screens shall be attached to or hung in any window or door of the Premises without the prior written consent of Landlord. Landlord shall have the right to require Tenant to use Landlord's standard curtains or window coverings. Tenant shall not place any signs in the windows of the Premises or the Project. All electrical ceiling fixtures hung in the Premises must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises. The skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.
19.    Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Project for the purpose of cleaning same. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord. Landlord shall not be obligated to notify Tenant of the times at which the janitorial staff will enter the Premises, and Tenant hereby authorizes the janitorial staff to enter the Premises at any time, without notice. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.
20.    Tenant acknowledges that the local fire department has previously required Landlord to participate in a fire and emergency preparedness program or may require Landlord and/or Tenant to participate in such a program in the future. Tenant agrees to take all actions necessary to comply with the requirements of such a program including, but not limited to, designating certain employees as "fire wardens" and requiring them to attend any necessary classes and meetings and to perform any required functions.
21.    Tenant and its employees shall comply with all federal, state and local recycling and/or resource conservation laws and shall take all actions requested by Landlord in order to comply with such laws. Tenant and its employees shall participate in any recycling or resource conservation program implemented by Landlord, at Tenant's sole expense.
Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.
Exhibit C-3

EXHIBIT D
Disability Access Obligations Notice
Before you, as the Tenant, enter into a lease with us, the Landlord, for space in the property located at 340 Brannan Street, San Francisco, California (the "Property"), please be aware of the following important information about the lease:
You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. You may wish to consult with an attorney prior to entering this lease to make sure that you understand your obligations under Federal and State disability access laws. The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language. For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.
The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. The lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws. You may wish to review those provisions with your attorney prior to entering this lease to make sure that you understand your obligations under the lease.
By signing below I confirm that I have read and understood this Disability Access Obligations Notice.

LANDLORD:

KG-BRANNAN, LLC,
a Delaware limited liability company

By:

Title:

TENANT:

REDAPTIVE, INC.,
a Delaware corporation

By:

(print name)

Its:

(print title)

By:

(print name)

Its:

(print title)
Exhibit D-1

ACCESS INFORMATION NOTICE [ENGLISH]

Exhibit D-2

Exhibit D-3

EXHIBIT E
Addendum to Standard Office Lease (the "Lease")
Dated December 3, 2019 between
KG-Brannan, LLC ("Landlord") and
Redaptive, Inc. ("Tenant")
It is hereby agreed by Landlord and Tenant that the provisions of this Addendum are a part of the Lease. If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control. Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease.
1.    Option to Extend. Landlord hereby grants to Tenant the option to extend the term of the Lease for one (1) three (3)-year period (the "Extension Option") commencing when the initial lease term expires upon each and all of the following terms and conditions:
(a)    On a date which is prior to the date that the option period would commence (if exercised) by at least nine (9) calendar months and not more than twelve (12) calendar months, Landlord shall have received from Tenant a written notice of the exercise of the option to extend the Lease for said additional term (an “Exercise Notice”), time being of the essence. If the Exercise Notice is not so given and received, the Extension Option shall automatically expire, Tenant shall no longer have the right to give an Exercise Notice and this Paragraph 1 shall be of no further force or effect. Tenant shall give the Exercise Notice using certified mail return receipt requested or some other method where the person delivering the package containing the Exercise Notice obtains a signature of the person accepting the package containing the Exercise Notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). It shall be the obligation of Tenant to demonstrate that Landlord received the Exercise Notice in a timely manner.
(b)    All of the terms and conditions of the Lease except where specifically modified by this Paragraph 1 shall apply.
(c)    The monthly Base Rent payable during the option term shall be the Market Rate on the date the option term commences; provided, however, that at no time during the term of the Extension Option shall the Base Rent be less than the Base Rent due immediately preceding the commencement of the term of the Extension Option.
(d)    The term "Market Rate" shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a Comparable Building would accept at arm's length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space including market tenant concessions; provided, however, Tenant shall not be entitled to any tenant improvement allowance. If renewal tenants exercising similar market rate extension options are receiving a tenant improvement allowance, this fact shall be taken into consideration in determining the Market Rate. The Market Rate may also designate periodic rental increases and similar economic adjustments.
(e)     If Tenant exercises the Extension Option, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount on or before the date that is ninety (90) days prior to the date that the term of the Extension Option will commence. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental. In the event Tenant fails to respond in writing to such rental proposal by Landlord, then such proposal shall be deemed accepted. If Tenant, in writing, timely rejects such rental proposal by Landlord, then Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's Review Period ("Outside Agreement Date"), then each party
Exhibit E-1

shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subparagraphs (i) through (vi) below.
(i)    Landlord and Tenant shall meet with each other within five (5) business days after the Outside Agreement Date and exchange their sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker or agent who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of similar buildings in the geographical area of the Premises. Neither Landlord nor Tenant shall consult with such broker or agent as to his or her opinion as to the Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rate for the Premises is the closest to the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements for determining Market Rate set forth herein. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information such party deems relevant to the determination of the Market Rate ("MR Data"), and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.
(ii)    The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rate and shall notify Landlord and Tenant of such determination.
(iii)    The decision of the arbitrator shall be final and binding upon Landlord and Tenant.
(iv)    If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the presiding judge of the Superior Court for the county in which the Premises is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties.
(v)    The cost of the arbitration shall be paid by Landlord and Tenant equally.
(vi)    Landlord shall have the right to require Tenant to execute and to deliver to Landlord an amendment to the Lease that accurately sets forth the extended term of the Lease and the new Base Rent and other economic terms, if any (including without limitation, additional security deposit or letter of credit). Within ten (10) days after Landlord provides the amendment to Tenant, subject to Tenant’s right to dispute the information contained therein if such information is incorrect, Tenant shall execute the amendment and deliver the amendment to Landlord. Landlord’s election not to require Tenant to execute an amendment shall not invalidate Tenant’s exercise of the Extension Option.
(f) Tenant's Extension Option is subject to the conditions that: (i) on the date that Tenant delivers its Exercise Notice, and on the date the option term commences, no Event of Default by Tenant then exists, and (ii) Tenant shall not have assigned the Lease, or sublet more than 50% of the Premises at any time the Extension Option is exercisable by Tenant (in each case other than in connection with a transfer to an Affiliate). If such conditions are not satisfied, the Extension Option, shall, at Landlord’s sole option, be null and void.
2.    Suite Sign and Lobby Directory. Tenant may keep its suite entry signage adjacent to the door to the Premises. In addition, Landlord shall place Tenant’s name in the Building’s lobby directory, at Landlord’s sole cost and expense. Any changes to Tenant’s signage shall be paid for by Tenant, at Tenant’s sole cost and expense.
3.    Tenant Improvements. Landlord shall substantially complete the following improvements to Suites 401 and 407, as indicated below, using building standard materials and procedures at Landlord’s sole cost and expense (the “Improvements”) in accordance with a space plan (the “Space Plan”) attached hereto as Exhibit E-1.
(a)Demolish and reconfigure Suites 401 and 407 in accordance with the Space Plan;
(b)Paint interior walls similar to the painted walls in Suite 400; and
Exhibit E-2

(c)Install carpet similar to the carpet in Suite 400.
Landlord may enter the Premises during normal business hours or otherwise in order to perform the Improvements. It is understood that some or all of the Improvements may be done during the Lease term and Tenant’s occupancy of the Premises. In this regard, Tenant agrees to assume any risk of injury, loss or damage which may result. Tenant further agrees that it shall be solely responsible for relocating its office equipment and furniture in the Premises in order for Landlord to complete the Improvements and that no rental abatement shall result while the Improvements are completed in the Premises or otherwise. Tenant acknowledges and agrees that it may need to vacate the Premises during the Improvements. Neither Landlord nor its agents or contractors shall have any responsibility or liability to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Improvements, nor shall Tenant be entitled to any compensation or damages from Landlord or its agents or contractors for any inconvenience or annoyance occasioned by the Improvements or the actions of Landlord or its contractors or agents in connection with the Improvements. “Substantial Completion” shall be defined as the date upon which Landlord determines that the Improvements have been substantially completed, except for minor, non-material items. Substantial Completion of the Improvements shall be advanced by any Tenant Delay. “Tenant Delay” shall mean any delays to Substantial Completion of the Improvements caused by acts or omissions of Tenant or its agents, employees or contractors.
Exhibit E-3

IN WITNESS WHEREOF, the parties hereto have respectively executed this Addendum.

LANDLORD:

KG-BRANNAN, LLC,
a Delaware limited liability company

By:

Title:

TENANT:

REDAPTIVE, INC.,
a Delaware corporation

By:

(print name)

Its:
(print title)

By:

(print name)

Its:
(print title)
Exhibit E-4

EXHIBIT E-1
SPACE PLAN

Exhibit E-1-1

EXHIBIT F
Form of Letter of Credit

Contact Phones:
IRREVOCABLE STANDBY LETTER OF CREDIT

, 20	Our irrevocable standby Letter of Credit:
No.
Beneficiary:	Applicant:
[ insert correct LANDLORD ENTITY]
Attn: [insert RVP's NAME]
[insert RVP address]	Amount: Exactly USD $
	(	and	/100 Dollars)
Final Date of Expiration:
[INSERT DATE WHICH IS 120 DAYS AFTER LEASE EXPIRATION DATE]
We (the "Bank") hereby issue our irrevocable standby Letter of Credit No. ______________ in Beneficiary's favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $_______________.
This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause: "Drawn under ______________ [INSERT NAME OF BANK] Letter of Credit No. ______________" and accompanied by the following:
1.    Beneficiary's signed certification purportedly signed by an authorized officer or agent stating:
        (A)    "Beneficiary, as landlord, is now entitled to draw upon this Letter of Credit pursuant to the terms and conditions of that certain lease agreement dated ______________ for premises located at _____________________________________"; or
        (B)    "The Bank has notified us that this Letter of Credit will not be extended beyond the current expiration date of this Letter of Credit and Applicant has not delivered to Beneficiary at least thirty (30) days prior to the current expiration of this Letter of Credit a replacement Letter of Credit satisfactory to Beneficiary."
        (C)    "Tenant has filed a voluntary petition under the Federal Bankruptcy Code;" or
        (D)    "An involuntary petition has been filed against Tenant under the Federal Bankruptcy Code."
2.    The original of this Letter of Credit.
Special conditions:
Exhibit F-1

Partial draws under this Letter of Credit are permitted. Notwithstanding anything to the contrary contained herein, this Letter of Credit shall expire permanently without renewal on ________________________ [INSERT DATE WHICH IS 120 DAYS AFTER LEASE EXPIRATION DATE].
This Letter of Credit shall be automatically extended for an additional period of one (1) year, without amendment, from the present or each future expiration date but in any event not beyond _____________ [INSERT DATE WHICH IS 120 DAYS AFTER LEASE EXPIRATION DATE] which shall be the final expiration date of this Letter of Credit, unless, at least thirty (30) days prior to the then current expiration date we notify you by registered mail/overnight courier service at the above address that this Letter of Credit will not be extended beyond the current expiration date.
We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us of the documents described in Paragraph 1 above on or before the expiration date of this Letter of Credit, without inquiry as to the accuracy thereof and regardless of whether Applicant disputes the content of any such documents or certifications.
This Letter of Credit is transferable and any such transfer may be effected by us, provided that you deliver to us your written request for transfer in form and substance reasonably satisfactory to us. Beneficiary may, at any time and without notice to Applicant and without first obtaining Applicant's consent thereto, transfer all or any portion of Beneficiary's interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Beneficiary of Beneficiary's rights and interests in and to the Lease. Applicant shall be responsible for paying the Bank's transfer and processing fees in connection with any such transfer. The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.
Except so far as otherwise expressly stated, this documentary credit is subject to the International Standby Practices 1998, International Chamber Of Commerce Publication No. 590.

By:
Authorized signature
Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.
Exhibit F-2

FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (“Amendment”), dated as of June 1, 2020 (the “Effective Date”), is entered into by and between KG-BRANNAN, LLC, a Delaware limited liability company (“Landlord”), and REDAPTIVE, INC., a Delaware corporation (“Tenant”).
R E C I T A L S:
A.Landlord and Tenant are parties to that certain Standard Office Lease dated December 3, 2019 (the “Lease”).
B.Pursuant to the Lease, Tenant leases from Landlord those certain premises commonly known as Suite 400 containing approximately 8,293 rentable square feet (the “Existing Premises”) of that certain building commonly known as 340 Brannan Street, San Francisco, California, as more particularly described in the Lease. Capitalized terms not defined herein have the meanings given to such terms in the Lease.
C.Tenant has informed Landlord that Tenant has suffered a decrease in business revenue from operations at the Premises due to the COVID-19 crisis and related executive orders.
D.Landlord and Tenant wish to amend the Base Rent due under the Lease in order to defer certain amounts of Base Rent due and provide relief to Tenant, and to further amend the terms of the Lease upon the terms and conditions as set forth below.
NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of such are hereby acknowledged, Landlord and Tenant hereby agree as follows:
A G R E E M E N T:
1.Base Rent Deferral. Provided that Tenant is not in default, Base Rent for the months of June, July, August and September, 2020 shall be abated by $30,000.00 per month and deferred as set forth below. In consideration of the foregoing abatement and deferral of Base Rent, Base Rent for the period commencing on January 1, 2021 and ending on December 31, 2021 shall be increased by $10,000.00 per month. If Tenant fails to pay rent or any amount payable under the Lease within three (3) business days of when due two or more times in any twelve (12) month period, then the amount of any applied abated Base Rent shall be immediately due and payable to Landlord.
2.Representations and Warranties. Tenant hereby represents, warrants, and agrees that: (a) there exists no breach, default, or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default, or event of default by Landlord under the Lease; (b) the Lease continues to be a legal, valid, and binding agreement and obligation of Tenant; (c) Tenant has no current offset or defense to its performance or obligations under the Lease; (d) it has been and is qualified to do business in the State of California; and (e) it has full right and authority to enter into this Amendment.
3.Brokers. Tenant represents and warrants to Landlord that no broker, finder or other agent acting on its behalf is entitled to a commission or other compensation in connection with this Amendment, and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs and expenses, including reasonable attorneys' fees and costs, suffered or incurred by Landlord in connection with any such claims. Landlord shall have no obligation to pay any commission or other compensation in connection with this Amendment.
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4.No Other Modification. Landlord and Tenant agree that except as otherwise specifically modified in this Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Amendment. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern the parties.
5.Entire Agreement. This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is agreed that there are no oral agreements between Landlord and Tenant affecting the Lease, as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter hereof, and none shall be used to interpret or construe the Lease as amended hereby. This Amendment shall become binding upon Landlord only when fully executed by all parties and when Landlord has delivered a fully executed copy of this Amendment to Tenant. Tenant shall reimburse Landlord upon demand for the reasonable attorney’s fees incurred by Landlord for the preparation of this Amendment.
6.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. This Amendment may be executed by a party's signature transmitted by facsimile (“fax”) or by electronic mail in pdf format (“pdf”), and copies of this Amendment executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals. If Tenant executes and delivers this Amendment by fax or pdf, Tenant shall promptly after Landlord’s request deliver a counterpart of this Amendment containing Tenant’s original signature.
IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed the date first above written.

TENANT:

REDAPTIVE, INC.,
a Delaware corporation

By:	/s/ Arvin Vohra
Name:	Arvin Vohra
Title:	Chief Executive Officer

LANDLORD:

KG-BRANNAN, LLC,
a Delaware limited liability company

By:	/s/ Kenneth Fong
Name:	Kenneth Fong
Title:	Managing Director
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